                               EXHIBIT 10.42

                         CLIENT SERVICES AGREEMENT


This Client Services Agreement (the "Agreement") is made September 28, 1995 (the "Effective Date"), between HRC4, Inc., a Michigan Corporation having its principal place of business at 31700 Middlebelt Road, Suite 140, Farmington Hills, Michigan 48334 ("EMPLOYER") and THE COLONEL'S, INC., of 620 S. PLATT-ROAD, MILAN, MICHIGAN 48160 ("CLIENT").

                                 RECITALS

     A. EMPLOYER is a Professional Employer Organization ("PEO") and is an Accredited Member of the National Association of Professional Employer Organizations ("NAPEO"),

     B. CLIENT desires to enter into an employee leasing relationship with EMPLOYER, in order to fill its human resource requirements, and,

     C. EMPLOYER desires to provide to CLIENT the human resources CLIENT needs to properly perform CLIENT's business.

Therefore, in consideration of the Recitals above, and the mutual convents set forth below, the parties agree as follows:

I.   SECTION 1. - STAFFING AND SUPERVISION OF EMPLOYER'S EMPLOYEES.

     A. STAFFING. Except as otherwise agreed, EMPLOYER shall supply employees to CLIENT to fill Job Function Positions as requested by CLIENT.

     B. OPERATION OF CLIENT'S BUSINESS. CLIENT shall supervise and determine the procedures to be followed in CLIENT's business by covered employees regarding time, location and performance of duties.

     C. SUITABILITY. EMPLOYER shall provide employees who are duly qualified and skilled in the area in which their services are to be utilized. EMPLOYER shall not be obligated to hire or retain CLIENT's former staff members. EMPLOYER will consult with CLIENT in filling its Job Function Positions, but EMPLOYER shall retain the sole and exclusive right to determine which of EMPLOYER's employees shall be designated to fill CLIENT's Job Function Positions. CLIENT has no right to approve such determination, but nonetheless possesses the right to reject, at any time, any employee so furnished and, if dissatisfied with such employee's qualifications and/or performance. If any EMPLOYER employee is rejected by CLIENT, EMPLOYER agrees to furnish a suitable replacement within a reasonable time and if one cannot be found within a reasonable time, EMPLOYER will provide temporary personnel. The CLIENT agrees to pay for such temporary help costs directly at the prevailing rates for temporary personnel.

     D. PERSONNEL MATTERS. EMPLOYER shall have the sole responsibility of hiring, evaluating, disciplining and firing individuals assigned to fill CLIENT's Job Function Positions. Under no circumstances shall CLIENT have the right to terminate an EMPLOYER employee. It is understood and agreed that EMPLOYER shall retain full control over all personnel decisions. CLIENT agrees to comply with all EMPLOYER directives, both general and specific, regarding the layoff, suspension or terminations of EMPLOYER employees.

     E. DESIGNATION OF EMPLOYEES. The employees listed on Exhibit B will be considered for employment by EMPLOYER and assignment to CLIENT's business. Additions and substitutions to the Exhibit B list will be made pursuant to this Agreement.

II.  SECTION 2. - TERM.

     A. TERM. This Agreement shall commence on the Effective Date and shall continue for a one (1) year (the "Initial Term"). CLIENT may terminate this Agreement, however, after ONE HUNDRED EIGHTY (180) DAYS by giving sixty (60) days written notice to EMPLOYER. Following expiration of the Initial Term, this Agreement shall remain in full force and effect for additional one-year terms until terminated by either party by giving sixty
(60) days written notice to the other party.

     B. MATERIAL BREACH. Notwithstanding the foregoing, EMPLOYER may, at any time, terminate this Agreement for CLIENT's material breach of this Agreement and a termination due to such material breach shall be effective immediately upon EMPLOYER giving notice to CLIENT. The following, without limitation, shall constitute a material breach of this Agreement by CLIENT:

          1.   Failure to pay any charges or fees when due;

          2. Failure to comply with any directive from EMPLOYER or any governmental authority, including but not limited to any directive regarding health, safety or personnel decisions;

          3. Committing any act that usurps EMPLOYER's rights as the EMPLOYER of EMPLOYER employees;

          4. Failure to provide and maintain any insurance required under this Agreement;

          5. Failure by CLIENT to fully disclose any unemployment or worker's compensation problems or risks, or potential problems or risks of which CLIENT has knowledge or failure to completely and accurately disclose recent employment histories of CLIENT's current employees; or

          6. Failure of CLIENT or CLIENT's present employees to fully disclose, to the best of their knowledge, any and all health problems or conditions, past or present, existing in the individuals listed on the Census Sheet attached as Exhibit B, including but not limited to: heart conditions, circulatory disorders, high blood pressure, nervous disorders, epilepsy, hernias, hemorrhoids, amputation, diabetes, cancer, tumors, respiratory, digestive, urinary or bone disorders or AIDS.

     C. AUTOMATIC TERMINATION. This Agreement shall terminate automatically, without notice, in the event of:

          1.   the CLIENT's failure to pay any charges or fees when due; or

          2. the bankruptcy, dissolution, receivership or cessation of CLIENT's business.

     D. EFFECT OF TERMINATION. Termination of this Agreement for any reason shall not relieve CLIENT from any of its liabilities or obligations to EMPLOYER pursuant to the terms of this Agreement, including, but not limited to, payment of any fees or charges, or reimbursement of any health insurance, worker's compensation or unemployment claims or liabilities incurred by EMPLOYER which are the responsibility of CLIENT pursuant to the terms hereof.

     E. REINSTATEMENT. CLIENT may reinstate this Agreement, if it has been automatically terminated pursuant to Section II.C.1. above, by paying all past due charges and fees, all charges and fees due for the post automatic termination period and also posting an (additional) security deposit, equal to 125% of all the total amount of the defaulted invoice prior to the expiration of the first payroll period subsequent to the automatic termination.


III. SECTION 3. - FEES AND CHARGES.

     A. SERVICE FEE. CLIENT shall pay EMPLOYER a service fee as described in the Rate Sheet attached as Exhibit A, as same may be amended from time to time.

     B. OTHER CHARGES. In addition to those fees due per Exhibit A, CLIENT shall pay all costs of insurances set forth in Exhibit B, as same may be amended from time to time.

     C. SECTION 414(n). To the extent that any of EMPLOYER's employees are treated as employees of the CLIENT for the purposes of the requirements set forth in Section 414(n) of the Internal Revenue Code (relating to certain employee benefits), CLIENT shall, at its own expense, comply with all mandatory IRS requirements in regard to those employees.

     D. BILLING. CLIENT shall be billed by EMPLOYER on a weekly basis, unless otherwise agreed. All fees and charges are due and payable on presentation of invoice by EMPLOYER.

     E. LATE PAYMENT CHARGE. In addition to the other remedies provided in this Agreement, if the payment by CLIENT of any amounts due to EMPLOYER are not made, CLIENT shall pay a late fee equal to four percent (4%) of the amount due and a service charge equal to two (2%) percent per month (24% Annual Percentage Rate) on any of the unpaid balance until paid in full.

     F. FEE ADJUSTMENT. During the Initial Term, EMPLOYER may not adjust the Service Fee rate. EMPLOYER may adjust charges to accommodate statutory tax increases, health insurance or workers compensation insurance cost increases, or changes in the Job Function Positions required by CLIENT. After the Initial Term, EMPLOYER may adjust its charges for any reason, upon thirty (30) days written notice, except as otherwise provided in this Agreement.

     G. EFFECTIVE DATE OF INCREASE. Any increase in the fee rate shall be effective thirty (30) days from the date of notification from EMPLOYER to CLIENT, excepting all increases in health insurance costs, worker's compensation insurance costs and any other insurance costs, if applicable, which shall be payable at the time such increases are billed to EMPLOYER by its insurance provider and payable when invoiced by EMPLOYER.

     H. VERIFICATION BY CLIENT. CLIENT agrees to verify all time submissions to EMPLOYER.

     I. BILLING ERRORS. If CLIENT believes that any billing or other communication between CLIENT and EMPLOYER is in error, CLIENT shall immediately notify EMPLOYER. Until verified, CLIENT shall not deduct any amount from a current invoice as a credit or set-off. Upon verification, if an error has occurred, EMPLOYER shall reflect any appropriate adjustment on the next invoice to CLIENT. In no event shall EMPLOYER take more than twenty (20) days to respond to CLIENT's inquiry.

     J. 1. SET-UP FEE. CLIENT agrees to pay to EMPLOYER for each employee a non-refundable, one time set up fee in the amount specified on Exhibit A.

     K. EARLY TERMINATION CHARGES. In the event CLIENT terminates this Agreement without providing EMPLOYER sixty (60) days notice, or in the event EMPLOYER terminates this Agreement pursuant to Section 2, Paragraph B or C above, CLIENT shall continue to be responsible for any health insurance, worker's compensation, if applicable, or unemployment liabilities and other charges and fees incurred by EMPLOYER with respect to CLIENT's employees at the time of such early termination. Such charges shall be paid by CLIENT to EMPLOYER upon receipt of an invoice for such amounts.

     L. PROFESSIONAL FEES AND EXPENSES. In addition to any other charges, CLIENT shall reimburse EMPLOYER for all damages, fines, reasonable professional fees and expenses incurred in regard to human resource and labor relations matters, including by way of example and not limitation, sexual harassment, job discrimination, ADA matters, wrongful termination, grievance and arbitration proceedings pursuant to any applicable collective bargaining relationship, the negotiation of future collective bargaining agreements, if applicable, and any claims or charges brought before any state or federal courts or administrative agencies, which are a result of the actions taken by CLIENT in the course of exercising day to day control over the employee and which are not a result of actions taken by CLIENT in response to EMPLOYER's directions to CLIENT.

[SECTION 4 OMITTED IN ORIGINAL AGREEMENT]

V.   SECTION 5 - STATUS OF EMPLOYER AS AN INDEPENDENT CONTRACTOR AND
     EMPLOYER.

     A. EMPLOYER AS THE EMPLOYER. All CLIENT personnel are and shall remain the employees of EMPLOYER. EMPLOYER is and shall remain responsible for such administrative employment matters as the payment of payroll and all associated federal, state and local employment taxes, provision of worker's compensation coverage and agreed upon fringe benefits, provided that EMPLOYER may fulfill part of its obligation by using CLIENT's current worker's compensation insurance as well as non-obligatory fringe benefit programs for its employees.

     B. INDEPENDENT CONTRACTOR. The parties agree and acknowledge that EMPLOYER shall provide services to CLIENT under this Agreement as independent contractor and the provision of such services shall not be construed to create an EMPLOYER-employee or agency relationship between CLIENT and EMPLOYER. Except as expressly provided in this Agreement, neither party has the right or authority to assume or create any obligation, liability or responsibility on behalf of the other party or to hold itself out as an agent or representative of the other in performance of this Agreement.


VI.  SECTION 6 - INSURANCE.

     A. WORKER'S COMPENSATION INSURANCE. EMPLOYER shall furnish and keep in full force and effect, at all times during the term of this Agreement, Worker's Compensation Insurance covering all EMPLOYER employees leased to CLIENT under the terms of this Agreement. Upon CLIENT's request, EMPLOYER shall issue or caused to be issued a certificate of insurance naming CLIENT as an additional named insured.

     B. LIABILITY INSURANCE - CLIENT'S RESPONSIBILITY. Client shall be responsible for having and maintaining liability or lose insurance for any acts or activities of the employees assigned to CLIENT. Coverage shall meet the standards required by law, if applicable, or sufficient amount to protect the employees, CLIENT and EMPLOYER.

          1. LIMITS. CLIENT shall furnish and keep in full force and effect at all times during the term of this Agreement, comprehensive general liability insurance on its entire business operation and comprehensive vehicles insurance liability insurance covering all automobiles used in CLIENT's business, including non-owned vehicles. The comprehensive general liability insurance shall insure bodily injury and property damage for a minimum combined single limit of One Million ($1,000,000.00) Dollars. The automobile liability insurance shall also include uninsured motorist insurance with a minimum combined single limit of Sixty Thousand ($60,000.00) Dollars. In states where "no fault" laws apply, equivalent personal injury and property damage coverage shall be included.

          2. ADDITIONAL NAMED INSURED. CLIENT shall cause its insurer to name EMPLOYER as an additional named insured and shall issue a certificate of insurance to EMPLOYER within thirty (30) days of the Effective Date. Said policies shall provide at least thirty (30) days advance notice to EMPLOYER of any suspension or cancellation or of any material change in policy limits, benefits or coverages.

     C. WAIVER OF SUBROGATION. Each party releases and discharges the other party, and any officer, agent, employee or representative of such party, from any liability whatsoever arising from loss, damage or injury, for any reason, for which insurance is carried by the insured party at the time of such loss, damage or injury to the extent of any recovery by the insured party.


VII. SECTION 7 - WORK ENVIRONMENT.

     A. CLIENT'S RESPONSIBILITY. CLIENT agrees to provide a safe work environment for EMPLOYER's personnel which shall be free of unreasonable risks and to warn EMPLOYER of all risks which are not discernable by inspection, including, but not limited to, the potential exposure of EMPLOYER personnel to nuclear or toxic wastes.

     B. COMPLIANCE WITH ALL HEALTH AND SAFETY AND NON-DISCRIMINATION AND SEXUAL HARASSMENT LAWS. CLIENT agrees that at its own expense CLIENT will comply with all applicable federal, state and local health and safety laws, regulations, ordinances, directives and rules as well as all statutes and regulations pertaining to sexual harassment and discrimination. CLIENT shall reimburse EMPLOYER for all costs incurred by EMPLOYER as a result of CLIENT's failure to comply with this provision.

     C. COMPLIANCE WITH EMPLOYMENT LAWS. CLIENT agrees to conduct itself, at its own expense, in such a manner that it complies with all current federal, state and local employment laws, including but not limited to wage and hour, overtime, discrimination laws, and/or local ordinances, so as not to place EMPLOYER in violation of such federal or state employment laws or local ordinances.

     D. COMPLIANCE WITH EMPLOYER DIRECTIVES. CLIENT agrees to cooperate and comply with specific directives from EMPLOYER relating to applicable health and safety laws, although EMPLOYER shall have no duty to give such directives.

     E. INSPECTION. EMPLOYER's representatives or agents and its worker's compensation insurer shall have the right to inspect CLIENT's premises during normal business hours and at such other times as agreed with CLIENT.

     F. NOTICE OF INJURY. CLIENT agrees that it will immediately report all accidents and injuries to EMPLOYER employees to EMPLOYER.


VIII.     SECTION 8 - CLIENT'S REPRESENTATIVES AND WARRANTIES.

CLIENT warrants and represents to EMPLOYER the following:

     A. That, prior to the commencement of the Initial Term, all compensation due and payable to all CLIENT's employees, including but not limited to regular salaries and wages, overtime, bonuses, vacation pay and severance pay have been paid for any period prior to such employees becoming EMPLOYER's employees.

     B. That no separate agreements or arrangements exist that would obligate EMPLOYER, except as specified in this Agreement.

     C. That, in the opinion of counsel for CLIENT, all of CLIENT's pension and profit-sharing plans in existence at the time of this Agreement are current and in compliance with applicable law and this Agreement shall not be deemed a breach under the terms of those plans. That all data applicable to former employees of CLIENT which become EMPLOYER employees, submitted as part of the CLIENT Census, is true and correct to the best of CLIENT's knowledge and belief. In the event that such data is found to be untrue, EMPLOYER has the option of terminating this Agreement or revising it to exclude the employee(s) to which such untrue data related. CLIENT shall reimburse EMPLOYER for any and all costs or expenses incurred by EMPLOYER as a result of such untrue data being submitted, which CLIENT knew or should have known to be untrue.

IX.  SECTION 9 - INDEMNIFICATION AND COOPERATION.

     A. EMPLOYER agrees to indemnify, hold harmless, protect and defend CLIENT, its directors, officers and shareholders from any claims, expenses and liabilities or failure of EMPLOYER to withhold and pay taxes and applicable benefits, to conduct itself in accordance with applicable federal and state law. This indemnification includes but is not limited to reasonable attorney fees and other costs and expenses of litigation. However, EMPLOYER shall not be liable in any event of CLIENT's loss of profits, business goodwill or other consequential, or incidental damages.

     B. Except as covered by insurance, CLIENT agrees to indemnify, defend and hold harmless EMPLOYER from any and all liability, expense, including court costs and attorney fees and claims for damages or injury of any nature whatsoever, whether known or unknown, which the other may incur, suffer, become liable for or which may be asserted or claimed against one of them as a result of the acts, errors, or omissions, including without limitation any violation or breach of Section 7 above, and any claim for damages due to sexual harassment or sexual discrimination by CLIENT. This indemnification includes but is not limited to reasonable attorney fees and other costs and expenses of litigation. However, CLIENT shall not be liable in any event of EMPLOYER's loss of profits, business goodwill or other consequential or incidental damages.

     C. In the event that any action (litigation or arbitration) is brought by either party to this Agreement as a result of a breach or default in any provision of this Agreement or to enforce the terms of this Agreement, the prevailing party in such action shall be awarded reasonable attorney fees and costs, in addition to any other relief to which the party may be entitled.

     D. Either party to this Agreement may elect to have any dispute which arises between the parties submitted to binding arbitration, in accordance with the rules and regulations of the American Arbitration Association, provided that the costs of any arbitration shall be borne by parties in the same proportion as the liability assessed to the parties by the arbitrating panel. A judgment upon the arbitration award may be rendered in any court of competent jurisdiction.

     E. COOPERATION IN DEFENSE OF EMPLOYMENT CLAIMS, LITIGATION AND, WHERE APPLICABLE, GRIEVANCES AND ARBITRATION. CLIENT agrees to cooperate fully when required to assist EMPLOYER in defending itself against relating to employees, unemployment claims or litigation resulting from personnel decisions or job actions relating to an EMPLOYER's employee's performance or failure to perform. CLIENT's cooperation shall include, but not be limited to, the completion of reports, if requested, participation in meetings, attendance at referee hearings as a witness, answering of questions or interrogatories under oath or otherwise and providing access to any compilation of CLIENT's documents relating to EMPLOYER employees.

X.   SECTION 10 - GENERAL.

     A. ASSIGNMENT. CLIENT may not assign its rights and duties hereunder or any interest in this Agreement, without prior written consent of the EMPLOYER.

     B. INTEGRATION. This Agreement and the Exhibits to it constitute the entire agreement between the parties with regard to the subject matter and no other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. The Exhibits are incorporated by reference.

     C. MODIFICATION OR AMENDMENT. This Agreement and the Exhibits attached may be altered, modified, or amended only by a written memorandum signed by both the parties to this Agreement.

     D. WAIVER. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part hereof, nor prejudice either party as regarding any subsequent action.

     E. NOTICES. Any notice to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to the addressee party's address as set forth above.

     F. SEVERABILITY. Should any term, warrant, covenant, condition or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in full force and effect and shall stand as if the unenforceable part or provision did not exist.

     G. VALIDITY. This Agreement shall be valid and enforceable only after it has been signed by both an authorized executive officer of CLIENT and the C.E.O. or President of EMPLOYER.

     H. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

Signed on the day first written above.

"Employer"
HRC4, INC.

By ______________________________
     Fred L. Goldenberg, President

"CLIENT"
THE COLONEL'S, INC.

By ______________________________
     Richard S. Schoenfeldt, Controller
                                      -9-

                                 EXHIBIT A

                            THE COLONEL'S, INC.


SET UP FEE PER EMPLOYEE:      TEN DOLLARS ($10.00) PER EMPLOYEE OF INITIAL
                              GROUP AND TEN DOLLARS ($10.00) PER ADDITIONAL
                              EMPLOYEE, AS ADDED.

WORKER'S COMPENSATION
DEPOSIT: ONE QUARTER'S PREMIUM, IN ADVANCE, TO BE ADJUSTED FOR EMPLOYEES ADDED AFTER EFFECTIVE DATE.

ADMINISTRATIVE FEE PER
EMPLOYEE PER WEEKLY PAY
PERIOD:                       TEN AND 38/100THS DOLLARS ($10.38).

HEALTH INSURANCE DEPOSIT:     ONE MONTH'S PREMIUM PER PARTICIPATING
                              EMPLOYEE, IN ADVANCE, TO BE ADJUSTED FOR
                              EMPLOYEES ADDED AFTER EFFECTIVE DATE.

ON SITE REPRESENTATIVE:       JANIS DONELSON, VICE-PRESIDENT.

                                 EXHIBIT B


                        WORKER'S COMPENSATION RATES


                EMPLOYEES          CODE           RATE

                              TO BE PROVIDED




                          HEALTH INSURANCE RATES

                              TO BE PROVIDED